UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2007

JAGUAR ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51546 (Commission File Number)	20-2942206 (IRS Employer Identification No.)

Eight Tower Bridge, Suite 1050 161 Washington Street Conshohocken, PA (Address of Principal Executive Offices)	19428 (Zip Code)

Registrant’s telephone number, including area code: 610-825-0288

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On October 30, 2007, Jaguar Acquisition Corporation (“Jaguar”), China Cablecom Limited, a privately owned British Virgin Islands company (“China Cablecom”), Clive Ng, the Executive Chairman and principal shareholder of China Cablecom and Pu Yue, president of China Cablecom, executed an Agreement and Plan of Merger (the ‘‘Merger Agreement’’), providing for the redomestication of Jaguar from the State of Delaware to the British Virgin Islands (the “Redomestication Merger”) and the acquisition of China Cablecom by the resulting company (the “Business Combination”).

The Redomestication Merger will be accomplished by the merger of Jaguar with and into its wholly-owned subsidiary, China Cablecom Holdings, Ltd., a British Virgin Islands company (“China Cablecom Holdings”). In connection with the Redomestication Merger, all of the holders of Jaguar common stock, par value $0.001 (“Jaguar Common Stock”), outstanding immediately prior to the Redomestication Merger will receive, on a one-for-one basis, ordinary shares of China Cablecom Holdings in exchange for their Jaguar Common Stock, and all units, warrants and other rights to purchase Jaguar Common Stock immediately prior to the Redomestication Merger will be exchanged for substantially equivalent securities of China Cablecom Holdings at the rate set forth in the Merger Agreement.

The Merger Agreement also provides for the Business Combination to be consummated immediately after the Redomestication Merger, through the merger of China Cablecom Holdings’ wholly-owned subsidiary, China Cable Merger Co., Ltd. (‘‘China Cable Merger Co.’’), with and into China Cablecom, resulting in China Cablecom becoming a wholly-owned subsidiary of China Cablecom Holdings. Pursuant to the Merger Agreement, China Cablecom Holdings will issue China Cablecom’s shareholders 2,066,680 shares of China Cablecom Holdings’ common stock in connection with the Business Combination. In addition, China Cablecom Holdings will assume approximately $20 million of outstanding indebtedness of China Cablecom. For other information regarding the Business Combination, see the press release attached hereto and incorporated herein by reference.

Jaguar and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Jaguar stockholders to be held to approve, among other things, the Redomestication Merger and the Business Combination. Stockholders of Jaguar are advised to read, Jaguar’s preliminary proxy statement and, when available, Jaguar’s definitive proxy statement in connection with Jaguar’s solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed Redomestication Merger and Business Combination. Stockholders will be able to obtain a copy of the definitive proxy statement and any other relevant filed documents for free at the SEC’s website (www.sec.gov). These documents can also be obtained for free from Jaguar Acquisition Corporation by directing a request Eight Tower Bridge, Suite 1050, 161 Washington Street, Conshohocken, Pennsylvania 19428.

In connection with the pending transaction, China Cablecom Holdings filed with the SEC a Registration Statement on Form S-4 and Jaguar has filed a preliminary proxy statement/prospectus for the special meeting with the SEC. The stockholders of Jaguar are urged to read the Registration Statement and the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about China Cablecom Holdings, Jaguar and the proposed transaction. The final proxy statement/prospectus will be mailed to stockholders of Jaguar after the Registration Statement is declared effective by the SEC. Jaguar stockholders will be able to obtain the Registration Statement, the proxy statement/prospectus and any other relevant filed documents for free at the SEC’s website (www.sec.gov). These documents can also be obtained for free from Jaguar Acquisition Corporation by directing a request to Eight Tower Bridge, Suite 1050, 161 Washington Street, Conshohocken, Pennsylvania 19428, Attention Jonathan Kalman.

Terms of the Merger Agreement

The discussion in this report on Form 8-K of the Business Combination and the principal terms of the Merger Agreement summarized below are qualified in their entirety by reference to the copy filed as an annex to the preliminary proxy statement/prospectus and incorporated herein by reference. The following description summarizes the material provisions of the Merger Agreement, which agreement we urge you to read carefully because it is the principal legal document that governs the Business Combination. For this discussion, we refer to the Merger Agreement simply as the ‘‘Agreement,’’ unless the context otherwise requires.

The representations, warranties, covenants and agreements of Jaguar, China Cablecom and Clive Ng in the Agreement were made only for those purposes and as of specific dates, were solely for the benefit of the parties, and may be subject to agreed limitations, including being qualified by disclosures exchanged between them. The representations and warranties may have been made for the purposes of allocating contractual risk instead of establishing facts, and are subject to standards of materiality that relate to the contracting parties and not to stockholders.

General

Jaguar intends to change its domicile from the State of Delaware to the British Virgin Islands by means of a merger with and into its wholly-owned subsidiary, China Cablecom Holdings and as a result, change its name to China Cablecom Holdings Ltd. The acquisition by Jaguar of China Cablecom will be effected through a business combination in the form of a merger of China Cable Merger Co., a wholly-owned subsidiary of China Cablecom Holdings, with and into China Cablecom. China Cablecom will be the surviving corporation in the Business Combination and will become a wholly-owned subsidiary of China Cablecom Holdings.

Basic Deal Terms

The Redomestication Merger will result in all of Jaguar’s issued and outstanding shares of common stock immediately prior to the Redomestication Merger converting into ordinary shares of China Cablecom Holdings, and all units, warrants and other rights to purchase Jaguar’s common stock immediately prior to the Redomestication Merger being exchanged for substantially equivalent securities of China Cablecom Holdings at the rate set forth in the Merger Agreement. The shares of China Cablecom Holdings shall continue to be listed on the Over-the-Counter Bulletin Board, or such other public trading market on which its shares may be trading at such time. Jaguar will cease to exist and China Cablecom Holdings will be the surviving corporation, and in connection therewith, will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Jaguar, which includes the assumption by China Cablecom Holdings of any and all agreements, covenants, duties and obligations of Jaguar set forth in the Agreement. Jaguar’s Certificate of Incorporation and By-laws in effect immediately prior to the Redomestication Merger shall cease and the Memorandum and Articles of Association of China Cablecom Holdings will be the organizational documents of China Cablecom Holdings as the surviving corporation.

The Business Combination will be effected immediately after the Redomestication Merger. Each ordinary share of China Cablecom issued and outstanding prior to the Business Combination will be converted automatically into 0.68 of an ordinary share of China Cablecom Holdings, and each Class A

Preferred Share of China Cablecom outstanding immediately prior to the Business Combination will convert into one share of China Cablecom Holdings. In connection with the Business Combination, China Cablecom will assume all the property, rights, privileges, agreements, powers, franchises, debts, liabilities and duties of China Cable Merger. China Cablecom’s Memorandum and Articles of Association will remain as the organizational documents after the Business Combination.

Upon the consummation of the Redomestication Merger and the Business Combination, China Cablecom Holdings will own 100% of the issued and outstanding ordinary shares of China Cablecom. As of the closing, the shares of China Cablecom Holdings will be owned 73.45% by the previous stockholders of Jaguar, 16.70% by the previous holder of ordinary shares of China Cablecom and 9.85% by the previous holders of Class A Preferred Shares of China Cablecom.

Representations and Warranties

In the Agreement, China Cablecom makes customary representations and warranties about itself, China Cablecom Company Limited (HK), its wholly-owned Hong Kong subsidiary, Heze Cablecom Network Technology Co. Ltd., the wholly foreign-owned entity (‘‘HZNT’’), Jinan Youxiantong Network Technology Co., Ltd. (‘‘JYNT’’), a PRC company that is the 49% owner of Binzhou Broadcasting, and Binzhou Broadcasting. The representations and warranties relate to, among other things, organization, standing and power, subsidiaries corporate and contractual formalities observed in connection with the Merger Agreement, capitalization; consents, approvals and authority in connection with the transactions contemplated by the Merger Agreement, absence of changes and undisclosed liabilities, restrictions on business activities, governmental authorizations, financial statements, pending and potential legal proceedings, title to property, intellectual property, governmental inquiries, compliance with laws, compliance with taxes, employee benefits, interested party transactions, insurance coverage, material contractual arrangements, compliance with laws, foreign corrupt practices and money laundering.

Jaguar makes customary representations and warranties relating to, among other things, its organization standing and power, capitalization, corporate and contractual formalities observed in connection with the Merger Agreement, financial statements, filings with the SEC, compliance with the Sarbanes-Oxley Act of 2002, pending and potential legal proceedings, employee benefit plans, labor matters interested party transactions, insurance coverage, transactions with affiliates, compliance with laws, consents, approvals and authority in connection with the transactions contemplated by the Merger Agreement, no conflicts, absence of certain changes and undisclosed liabilities, restrictions on business activities, no interest in properties, listing on the Over-the Counter BB and funds held in the trust account.

Conduct of Business Pending Closing

Jaguar agrees, and China Cablecom agrees on behalf of itself, its subsidiaries, JYNT and Binzhou Broadcasting to conduct their respective operations and to carry on their respective businesses, in the ordinary course consistent with past practice and use commercially reasonable efforts to pay all debts and taxes when due, preserve their business organization, keep services available and preserve relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with them, and keep goodwill and their ongoing businesses unimpaired

Both Jaguar and China Cablecom agree not to, without the prior written consent of the other, amend their respective organizational documents, declare or pay dividends or alter their capital structure, including by splitting, combining, reclassifying, issuing, or repurchasing our stock, enter into material contracts, issue shares or securities convertible into shares, transfer or license intellectual property other than the license of non-exclusive rights to intellectual property in the ordinary course of business consistent with past practice, sell, lease, license or otherwise dispose of or encumber properties or assets, incur any indebtedness in excess of $500,000, pay or discharge any claims, liabilities or obligations in excess of $100,000, make any capital expenditures, additions or improvements except in the ordinary course of business in excess of $250,000, make any acquisitions, other than future acquisitions by China

Cablecom of cable operating businesses upon prior consultation with us, make or change any election with respect to taxes and make any change to financial accounting policies and procedures.

Covenants

Jaguar agreed to file the proxy statement/prospectus with the SEC as soon as reasonably practicable after receipt of all financial and other information required to be included herein, for the purpose of soliciting proxies from Jaguar’s stockholders to vote at the special meeting and, as soon as practicable after completing the SEC review process of the proxy statement/prospectus, to distribute the same to all of Jaguar’s stockholders and call the special meeting in accordance with Delaware law. Jaguar has also agreed to negotiate and finalize the terms of the employment contracts with each of Messrs. Ng and Yue. China Cablecom agrees to reasonable best efforts to obtain the vote or consent of its shareholders to effect the Business Combination.

Additional Agreements

China Cablecom agrees not to make any claims against the trust account for any reason whatsoever or any claim against Jaguar, other than a claim relating to fraud. Jaguar and China Cablecom both agree to provide reasonable access to ‘‘due diligence’’ information and promptly apply or otherwise seek to obtain all consents and approvals required to be obtained for the consummation of the Redomestication Merger and the Business Combination. Neither of Jaguar nor China Cablecom are required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action that could be expected to result in a material adverse effect on the business after the Redomestication Merger and Business Combination.

Jaguar agrees not to, directly or indirectly, solicit, encourage or enter into any negotiation or arrangement with any party that could reasonably be expected to lead to a proposal or offer for a stock purchase, asset acquisition, merger, consolidation or other business combination involving Jaguar, or any proposal to acquire in any manner a direct or indirect substantial equity interest in, or all or any substantial part of Jaguar’s assets.

Jaguar and China Cablecom both agree to take all reasonable actions to complete the Redomestication Merger and Business Combination promptly, and cooperate with the other to obtain any necessary, consents, approvals and authorizations, registrations, declarations or perform any filings with any governmental entity or any other person in connection with the transactions contemplated by the Merger Agreement.

Closing Conditions

China Cablecom and our obligations to complete the Redomestication Merger and the Business Combination are subject to the satisfaction or waiver of the following conditions, with the exception of a, b and c below, which may not be waived:

a)

Jaguar’s stockholders’ approval of the Redomestication Merger and the Business Combination, with holders of less than 20% of the shares of common stock issued in our IPO electing to have their common stock redeemed for cash in the trust account;

b)

Approval of the Merger Agreement and the Business Combination by the shareholders of China Cablecom, with less than five percent of China Cablecom’s shares having perfected appraisal rights in connection with the Business Combination;

c)

The proposal relating to the grant of performance shares to certain persons in the event target levels of EBITDA are achieved after the closing shall have been duly approved and adopted by Jaguar’s stockholders;

d)	the material accuracy of our respective representations and warranties and the material performance of our respective obligations under the Merger Agreement;
e)

delivery of various documents in connection with the consummation of the Redomestication Merger and the Business Combination, including executed employment agreements, agreements relating to the performance share proposal a registration rights agreement and certificates and other agreements necessary to effect the Redomestication Merger and Business Combination;

f)

the absence of legal requirements or orders limiting or restricting the conduct or operation of business, and the absence of pending or threatened legal action or proceedings involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by the Merger Agreement, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by the Merger Agreement;

g)	no material adverse effect shall have occurred or any change that has a material adverse effect;
h)

all parties have timely obtained all approvals, waivers and consents from any governmental authority, including under BVI and PRC laws, that are necessary to consummate the transactions contemplated by the Merger Agreement;

i)

our common stock will be quoted on the OTC BB and there will be no action or proceeding pending or threatened against Jaguar, which would prohibit or termination the quotation of Jaguar’s common stock;

j)

Jaguar shall be in compliance with all of our reporting requirements under the Securities Exchange Act of 1934, as amended, and have timely filed all reports under the Exchange Act for the twelve months prior; and

k)	Jaguar’s aggregate deferred business and operating expenses should not exceed $1,000,000, exclusive of legal fees, unless Jaguar has prior approval from China Cablecom.

Survival of Representations and Warranties; Indemnification

The representations, warranties, covenants and obligations set forth in the Merger Agreement shall survive the closing and expire on October 30, 2008.

Clive Ng, the principal shareholder of China Cablecom, has agreed to indemnify Jaguar after the consummation of the Business Combination, from and against any liabilities, loss, claims, damages, fines, penalties, expenses or diminution of value, including taxes arising, directly or indirectly, from or in connection with any breach of any representation or warranty by the China Cablecom in the Merger Agreement, any breach by him or China Cablecom of any covenants or obligations in the Merger Agreement, or the operation of the business of China Cablecom, its subsidiaries, and certain related companies, prior to the closing. Jaguar will not be entitled to indemnification by Mr. Ng, unless and until the aggregate amount of damages to Jaguar exceeds $650,000, at which time Jaguar shall be entitled to indemnification for the total amount of such damages which shall be recovered solely by the return of no more than 100,000 shares of China Cablecom Holdings that Mr. Ng will receive in exchange for his shares of China Cablecom in the Business Combination.

After the Business Combination, Jaguar will fulfill and honor all obligations of China Cablecom pursuant to the indemnification provisions of its organizational documents, in the event that any person to be indemnified is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to the Merger Agreement or the transactions contemplated by the Merger Agreement. To the extent there is a claim, action, suit, proceeding or investigation against an indemnified party that arises out of or pertains to any action or omission in such indemnified party’s capacity as a director, officer, employee, fiduciary or agent of China Cablecom, which occurred prior to the Business Combination, or arises out of or pertains to the transactions contemplated by the Merger Agreement, the survival period to seek indemnification for such claim, action, suit, proceeding or investigation shall be for a period of five years after the Business Combination.

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Redomestication Merger, whether before or after approval of the proposals being presented to Jaguar’s stockholders by:

•	mutual consent of China Cablecom and Jaguar;
•

either China Cablecom or Jaguar, if the Merger Agreement and the approval of the Redomestication Merger and Business Combination are not approved, or holders of more than 20% of Jaguar’s common stock issued in the IPO exercise their right to redeem their common stock into cash from the trust account;

•	either China Cablecom or Jaguar’s, if without fault of the terminating party, the closing of the Business Combination does not occur on or before April 13, 2008;
•

Jaguar, if China Cablecom breaches any of its representations, warranties or obligations and such breach is not cured within 10 business days of receipt by China Cablecom of written notice of such breach;

•

by China Cablecom, if Jaguar breaches any of its representations, warranties or obligations and such breach is not cured within 10 business days of receipt by Jaguar of written notice of such breach; or

•

either China Cablecom or Jaguar, if any permanent injunction or other order of a court prevents the consummation of the Redomestication Merger or the Business Combination, or the failure to obtain the required vote of Jaguar’s stockholders at the Meeting.

Effect of Termination

In the event of proper termination by either China Cablecom or Jaguar, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of China Cablecom or Jaguar, except in connection with the provisions in the Merger Agreement regarding confidentiality obligations and expense and termination fees, and in the event that such termination results from the breach by a party of any of its representations, warranties or covenants in the Merger Agreement.

Whether or not the transactions contemplated by the Merger Agreement are consummated, all costs and expenses incurred in connection with the Merger Agreement shall be borne by the party incurring such expense. However, if China Cablecom or Jaguar terminates the Agreement due to a breach by the other of its representations, warranties or obligations, such breaching party shall promptly reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the Merger agreement and the transactions contemplated thereby.

Amendment, Extension and Waiver

The parties may amend the Merger Agreement, provided that any amendment that is made after approval of the Merger Agreement shall not alter or change the amount or kind of consideration received on conversion of Jaguar’s common stock or China Cablecom’s shares, alter or change any term of the organizational documents of China Cablecom Holdings, or alter or change any terms and conditions of the Merger Agreement if such alteration or change would materially adversely affect the China Cablecom shareholders.

At any time prior to the consummation of the Redomestication Merger, either Jaguar or China Cablecom may, to the extent allowed by applicable law, extend the time for the performance of the obligations under the Merger Agreement, waive any inaccuracies in representations and warranties made to the other party and waive compliance with any of the agreements or conditions for the benefit of the other party. Any such extension or waiver must be in writing signed by both parties.

Regulatory and Other Approvals

Except for approvals required by Delaware and British Virgin Islands corporate law and compliance with applicable securities laws and rules and regulations of the U.S. Securities and Exchange Commission, there are no federal, state or foreign regulatory requirements which remain to be complied with or other material approvals to obtain or filings to make in order to consummate the Business Combination or the Redomestication Merger.

Governing Law

The Agreement is governed by the laws of the State of Delaware.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description
99.1	Press release dated October 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2007	JAGUAR ACQUISITION CORPORATION
	By:	/s/ Jonathan Kalman
Jonathan Kalman Chief Executive Officer